Exhibit 99.2

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (hereinafter referred to as the “Agreement”) is made this 26th day of July, 2005, and shall be effective August 1, 2005, by and between Geotec Thermal Generators, Inc. a Florida corporation that maintains its principal place of business at 110 East Atlantic Avenue, Suite 200, Delray Beach, FL, 33444 (hereinafter referred to as the “Buyer”), Bill Richardson, whose business address is 1117 S. W. 11th Street, Boca Raton, Florida 33486 (“Seller”) and RichCorp, Inc.(the “Company” or “Seller”), a Florida corporation whose principal place of business is located at 1117 S. W. 11th Street, Boca Raton, Florida 33486.

RECITALS

WHEREAS, the Seller is either the owner of or a proxy holder for a majority of the authorized and issued common stock of the Company and desires to sell all of the equity interest in the Company represented by such shares (herein after referred to as the “Purchased Shares”) to the Buyer, subject to and in accordance with the terms and conditions hereof; and

WHEREAS, the Buyer desires to acquire the Purchased Shares from the Seller and to further acquire all of the issued and outstanding shares of the Company and provide Buyer’s preferred stock as consideration, subject to and in accordance with the terms hereof; and

WHEREAS, the Company, through its board of directors, has approved the acquisition of a majority of its equity interest by the Buyer and agrees to recommend that Company shareholders tender their shares to the Buyer in exchange for Buyer’s preferred stock.

NOW THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants, considerations, conditions hereinafter set forth, the Seller, Buyer and Company hereby agree as follows:

ARTICLE ONE

SALE AND PURCHASE

1.01 Recitals. The parties hereto agree that the recitals are true and correct and by this reference are incorporated into this Agreement. Any Exhibits referred to in this Agreement are also hereby incorporated into this Agreement by reference. All definitions set forth in the preamble of this Agreement shall have the meaning as defined therein.

1.02 Share Exchange. Subject to the terms, conditions and provisions of this Agreement, the Seller shall sell to the Buyer all of the Purchased Shares which consist of 270,000,000 shares of common stock of the Company and which represent one hundred percent (100%) of the issued and outstanding shares of capital stock of the Company. Buyer, as an inducement to purchase the Purchased Shares, and in reliance on the material representations, warranties, and agreements of the Seller and the Company contained herein, shall purchase the Purchased Shares in exchange for the consideration set forth below.

1.03 Consideration for the Purchase. At the Closing, Buyer shall deliver and escrow tender as consideration for the Purchased Shares a total of ten thousand (10,000) shares of Buyer’s preferred stock (the “Preferred Shares”) until the annual stock exchange dates of August 1, 2006, 2007 and 2008. The preferences relating to the Preferred Shares will be summarized on each certificate representing such shares and will entitle the holder of the Preferred Shares to a pro rata interest, of one third of the total preferred shares, for each year shown above, convertible into a minimum of 2.1 million common shares of the buyer’s common stock to a maximum of 10.5 million shares of the buyer’s common stock. Said stock, if not converted, solely on the option of the seller on the above dates, may be deferred until the August 1, 2007 or August 1, 2008 dates. Upon execution of this agreement, the minimum stock shall be deemed to be “earned” and may be distributed, as mentioned above. Additional stock shall be deemed to be earned when the EDIBA profits for Seller, as a division of the buyer shall exceed $20 million per year and be scaled, pro rata to $80 million per year, in which the 10.5 million shares shall be earned.

1.04 Pro Rata Distribution of the Preferred Shares.      The Preferred Shares shall be distributed on a pro rata basis to (a) Seller; (b) those shareholders for which Seller is acting as a proxy (Note: Seller and those shareholders for which Seller is acting as a proxy shall be referred to collectively herein as (Seller(); and (c) all other shareholders of the Company that elect to exchange their common stock in the Company for preferred stock issued by Buyer. Said distribution shall occur after the August 1, 2006, August 1, 2007, and August 1, 2008, equal to one-third of the total exchange of shares, date thereof. Notwithstanding the above, all of the shares earned shall be subject to the same terms and conditions of the Buyer’s share lock up agreement, which extends for 5 years, until February, 2010, which has been filed with the EDGAR service, for the Securities and Exchange Commission. The Buyer will register this shares underlining this Agreement, if required to do so, as part of this agreement.

1.05 Closing Date. The date and the time of the closing of the transactions contemplated in this Agreement shall be referred to herein as the “Closing” or the “Closing Date”. The Closing shall be held at the law offices of Kiefner & Hunt, P.A., 146 Second Street North, Suite 300, St. Petersburg, Florida 33701, or at a place mutually agreeable to the parties. The date of Closing shall be July 26, 2005, with the effective date of August 1, 2005. The time, date and place of the Closing may be changed by the mutual agreement of the parties. Agreement to reschedule the Closing may not be unreasonably withheld.

1.06 Effective Date. For purposes of this Agreement, the Effective Date shall be August 1, 2005.

ARTICLE TWO

REPRESENTATIONS, WARRANTIES, AND CONDITIONS

2.01 Representations and Warranties of the Company. As a material inducement for the Buyer to purchase the Purchased Shares, the Company makes the following representations and warranties for the benefit of the Buyer, which the Company represents and warrants shall be true at Closing as if made that date, and which shall survive the Closing and the delivery of all instruments and documents contemplated herein and, at Closing, such representations and warranties will be so certified in form and substance satisfactory to the Buyer and the Buyer’s counsel:

(a) Organization; good standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate and other power and all necessary permits, certificates, licenses, approvals and other authorizations required to carry on and conduct its securities business and to own, lease, use and operate its properties at the places and in the manner in which such business is presently carried on and conducted. The Company is qualified to do business as a foreign corporation in each state (other than Florida) in which the nature of the Company’s business or of its assets makes qualification to do business as a foreign corporation necessary.

(b) Authority. The Company has full power and authority to execute, deliver and perform this Agreement without the consent of any other person or entity (governmental or otherwise).

(c) Documents. At the Closing, the Company shall deliver to Buyer complete and correct copies of each of the following documents:

(i) Articles of Incorporation of Company and all amendments, if any, thereto;

(ii) Bylaws of the Company and all amendments, if any, thereto;

(iii) Minutes of all meetings of the stockholders of the Company;

(iv) Minutes of all meetings of the board of directors of the Company and any committee thereof;

(v) Current list of all officers and directors of the Company;

(vi) Copies of the latest federal, state and any local income tax returns of the Company, as filed or to be filed; and

(vii) The Company’s stock register and all stock certificates issued by the Company to Seller.

(d) Stock Register. The Company stock register delivered to Buyer by the Company accurately represents all issued and outstanding shares of the Company’s stock that have ever been issued by the Company.

(e) Minute Book. The minute books of the Company contain an accurate record of all formal proceedings of the Company’s board of directors, committees of the board of directors, and its shareholders.

(f) Capitalization. The authorized capital stock of the Company consists of 500,000,000 shares of common stock, including the par value thereon, as more particularly described in the Articles of incorporation (the “Capital Stock”). The Capital Stock as set forth in the Articles of Incorporation is validly issued and outstanding, fully paid, non assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement.

(g) Escrow. None of the Purchased Shares is in escrow or subject to any pledge or security interest, or subject to any voting trust or voting agreement, and no proxy is in existence with respect to any of the Purchased Shares.

(h) Suits Against the Company. There are no actions, suits, proceedings or claims pending or threatened with respect to or in any manner affecting the Company or the Purchased Shares.

(i) Title Vesting. Upon the transfer of the Purchased Shares to Buyer as contemplated by this Agreement, the Buyer shall be vested with good, valid, marketable and indefeasible title to the Purchased Shares, representing one hundred percent (100.0%) of the issued and outstanding common stock of the Company, free and clear of any security interest, encumbrance, claim, pledge, charge, limitation, or restriction whatsoever.

(j) Securities Laws. All of the shares of stock to be issued or sold herein pursuant to the terms of this Agreement (1) have not been registered with the United States Securities and Exchange Commission nor with the State of Florida or any other state securities regulatory agency; (2) this sale is being accomplished in reliance upon Sections 4(1), 4(2) and what is referred to as the Section 4(1) exemption under the Securities Act of 1933 as an exempt transaction in compliance with the aforementioned sections and not in reliance upon Securities and Exchange Commission Regulations D, 17 C.F.R. Section 230.501 et seq., promulgated thereunder; and (3) in reliance in the State of Florida on Section 517.061(3) of the Florida Statutes, thereby claiming that the offer, purchase and sale of the Capital Stock herein is an exempt transaction under the aforementioned Florida Statute and Rules promulgated thereunder. The Company will register the stock if deem necessary as a result of this agreement.

(k) Stock Options. Except as may be set forth in this Agreement or any exhibits thereto, none of the shares of the Capital Stock of the Company are subject to any stock option, stock warrant, stock right or agreement. The Company has not issued any securities convertible into stock or made offers or commitments or incurred any obligation to issue shares of stock or securities convertible into stock at any future time. Neither the Seller nor the Company is a party to any agreement which offers or grants to any person the right to purchase or acquire any shares of the Capital Stock of the Company, except to Buyer under this Agreement.

(l) Financial Statements. The balance sheet, statement of net capital and statements of operations of the Company as of December 31, 2004, which are attached hereto as Exhibit “A”, have been prepared on an unaudited basis by the Company. Said balance sheet, statement of net capital and statements of operations are hereinafter referred to as the “Financial Statements.” The Financial Statements have, subject to any exceptions noted thereon, been prepared on a basis consistent with prior periods; fairly present the financial position of the Company as of December 31, 2004 and the results of operations and changes in financial position for the period then ended; and do not contain any misstatement of fact or omit to state any material fact required to prevent them from being materially misleading. Seller shall present to Buyer at or prior to the Closing all Financial Statements created for the period between the date of execution of this Agreement and the Closing and Company represents and warrants that all such Financial Statements will be prepared on a basis consistent with prior periods; fairly present the financial position of the Company as of the end of all such periods and the results of operations and changes in financial position for the periods then ended and will not contain any misstatement of fact or omit to state any material fact required to prevent them from being materially misleading.

(m) Absence of undisclosed liabilities. Except as set forth in Exhibit “B”, the Company has no material liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, including without limitation tax liabilities, which are not fully reflected in the Financial Statements, nor does the Company know or have any reasonable grounds to know of any basis for assertion against the Company of any material claim or liability of any nature not fully reflected in the Financial Statements.

(n) No material adverse change. Since the date of the Financial Statements, there has not been (i) any material adverse change in the financial condition or in the operations, businesses, prospects, properties or assets of the Company considered as a whole from that shown in the Financial Statements, or (ii) any material damage, destruction or loss to any of the properties or assets of the Company, whether or not covered by insurance, or (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the Company’s Capital Stock, or (iv) any redemption, purchase or other acquisition by Seller of any of the Capital Stock of the Company.

(o) Tax returns and payments. The Company has duly filed all Federal, state and local tax returns and reports required to be filed and has duly paid all taxes and other governmental charges upon it or its properties, assets, income, and sales. All monies required to be withheld by the Company from employees or others for income taxes, social security and unemployment insurance taxes have been collected or withheld as required by law and all deposits and returns thereof have been timely made and filed as required by law. No audit of any tax return of the Company is in progress, no extension of time is in force with respect to the date on which any tax return was or is to be filed by the Company, no waivers or agreements have been made by the Company for the extension of time for assessment or collection of any tax, and no penalties or other charges are, or will become, due from the Company with respect to any late filing of any such return.

(p) Litigation. The Company or its businesses, assets or properties is not the subject of any suit, action or litigation, administrative, arbitration or other proceeding or governmental investigation or inquiry of any kind nor does the Company know or have reasonable cause to know that any such suit, action, litigation, administrative, arbitration, or other proceeding or governmental investigation or inquiry is threatened or likely to take place which might, severally or in the aggregate, materially and adversely affect the financial condition, business, property, assets or prospects of the Company.

(q) Compliance with law. The Company has complied with and is not in default in any material respect with any law, ordinance, requirement, regulation or order applicable to its business, assets, or properties.

(r) Governmental, lender and other consents, etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority, lender, lessor, lessee or other person or entity on the part of the Company or the Company is required in connection with the execution or delivery of this Agreement and the consummation of the transactions contemplated hereby. The Company specifically represents that the consummation of the transactions contemplated by this Agreement will not result in or constitute any of the following: (i) a default, breach, or violation, or an event that would be, or with notice or lapse of time, or both, or at the election of any person would be, a default, breach or violation of any note, lease, mortgage, leasehold mortgage, security agreement, deed of trust, indenture or other document or instrument to which the Company is bound or to which any of the Company’s assets or properties is subject; (ii) an event that would permit, or with notice or lapse of time, or both, or at the election of any person would permit any party to terminate any lease or other agreement or contractual obligation, or to accelerate the maturity of any indebtedness or other contractual obligation of the Company or to which any of the Company’s assets or properties is subject; (iii) result in, or with notice or lapse of time, or both, or at the election of any person, would result in, the creation or imposition of any lien, charge, or encumbrance on any of the assets or properties of the Company; or (iv) would subject, or with notice of lapse of time, or both, or at the election of any person would subject any of the Company’s assets or properties to become subject to a mortgage foreclosure or other proceeding or action to enforce any lien or security interest encumbering any of the Company’s assets or properties, whether such lien or security interest shall have arisen directly or by collateral assignment; and is not violative of any securities laws, Federal or State.

(s) Adverse agreements. The Company is not a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation which materially and adversely affects or, so far as the Company can now foresee, may materially and adversely affect the business operations, prospects, properties, assets or financial condition or otherwise of the Company, or the value of the Purchased Shares.

(t) Liabilities. The Company has no debts, liabilities, or obligations of any nature, whether crude, absolute, contingent or otherwise, and whether due or to become due that are not set forth in the Financial Statements attached as an exhibit to this Agreement. Each of the liabilities and other obligations of the Company are valid, in full force and effect and enforceable in accordance with their provisions and there has not occurred any default by the Company.

(u) Maintenance of Net Capital and Financial Institution Deposits. The Company represents and warrants that it will continue to maintain in Company accounts all net capital balances and deposits required pursuant to any and all agreements between the Company and all other persons and/or entities with which the Company transacts business and such balances and deposits will be present in appropriate Company accounts on and through the Closing Date.

(v) Real Property Interests. There is real property owned by, leased or subleased to the Company.

(w) Intellectual Property. The Company does not own any license, sublicense, agreement or permission regarding any Intellectual Property necessary for the operation of the business of the Company as presently conducted and as presently proposed to be conducted. The Company will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any intellectual property rights of third parties as a result of the continued operation of its business as presently conducted and as presently proposed to be conducted.

The Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of third parties, and neither the Seller, nor any of the officers, directors, employees, agents or independent contractors of the Company has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any intellectual property rights of any third party). No third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of the Company.

Exhibit D identifies each patent or registration which has been issued to the Company with respect to any of its intellectual property.

(x) Title to and Condition of Personal Property. The Company has good, valid and marketable title to, or a valid leasehold interest in, all of the properties and assets owned by it or used in its business, including, without limitation, each item of equipment and other personal property, tangible, intangible or otherwise included as an asset on Exhibit E and in the Financial Statements and to each item of personal property, acquired since the date of the most recent Financial Statements, free and clear of any security interests. Exhibit E contains a detailed list as of December 31, 2004 of all machinery, equipment, furniture and other personal property owned by the Company or used by the Company in the operation of its business (with a notation as to whether such property is owned or leased). All tangible personal property owned or used by the Company in the operation of its business is in good operating condition and in a good state of maintenance and repair, ordinary wear and tear excepted, and is adequate for the business conducted by the Company. Except for the licenses to use certain Intellectual Property specifically identified on Exhibit C, there are no properties or assets, tangible or intangible, owned by any person or entity other than the Company which are used in connection with the business of the Company or necessary for the operation of the Company(s business.

(y) Contracts. Exhibit F lists all the contracts, agreements and understandings to which the Company is a party. The Seller has delivered to Buyer a correct and complete copy of each written agreement listed on Exhibit F (as amended to date). With respect to each item listed on Exhibit F: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect; (ii) the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration under the agreement; and (iv) no party has repudiated any provision of the agreement. Except as otherwise indicated on Exhibit F, each written agreement identified therein may be transferred to Holdings pursuant to this Agreement and will continue to be legal, valid, binding, enforceable, and in full force and effect, in each case without breaching the terms thereof or giving any party any right to accelerate, modify or terminate such item or resulting in the forfeiture or impairment of any right thereunder and without the consent, approval or act of, or the making of any filing with any person or entity.

(z) List of Accounts. Exhibit G includes a list of all accounts maintained by the Company with financial institutions and identifies: (i) the name and address of each bank or other institution in which the Company maintains an account (cash, securities or other) or safe deposit box; (ii) the name and phone number of the Company(s contact person at such bank or institution; (iii) the account number of the relevant account and a description of the type of account; and (iv) the persons authorized to transact business in such accounts.

(aa) All Assets. The assets and rights owned, leased or licensed by the Company constitute all of the assets and rights necessary to conduct the business of the Company in the same manner as it was conducted immediately prior to the Closing. The assets and rights of the Company constitute all of the assets owned, leased or licensed by the Company or its Affiliates and utilized in connection with the securities business of the

Company.

(bb) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.

2.02 Representation and Warranties of the Seller. As a material inducement for the Buyer to purchase the Purchased Shares, the Seller makes the following representations and warranties for the benefit of the Buyer which the Seller represents and warrants shall be true at Closing as if made that date, and which shall survive the Closing and the delivery of all instruments and documents contemplated herein and, at Closing, such representations and warranties will be so certified in form and substance satisfactory to the Buyer and the Buyer(s counsel.

(a) Ownership of Shares. Seller and shareholders for which Seller is a proxy are the owners of 370 million shares (100.0%) of the issued and outstanding Capital Stock of the Company and all legal and beneficial interest in the Purchased Shares and hold the Purchased Shares free and clear of any security interest, lien, encumbrance, claim, pledge, charge, limitation, agreement, or restriction whatsoever, with full and absolute right and power to sell, assign, exchange, transfer and deliver such shares as herein provided without the consent of any other person.

(b) Escrow. None of the Purchased Shares is in escrow or subject to any pledge or security interest, or subject to any voting trust or voting agreement, and no proxy (except for the current proxy held by Seller) is in existence with respect to any of the Purchased Shares.

(c) Title Vesting. Upon the transfer of the Purchased Shares to Buyer as contemplated by this Agreement, the Buyer shall be vested with good, valid, marketable and indefeasible title to the Purchased Shares, representing one hundred percent (100.0%) of the issued and outstanding Capital Stock of the Company, free and clear of any security interest, encumbrance, claim, pledge, charge, limitation, or restriction whatsoever.

(d) Securities Laws. All of the shares of stock to be issued or sold herein pursuant to the terms of the Agreement (i) have not been registered with the United States Securities and Exchange Commission nor with the State of Florida or any other state securities regulatory agency; (ii) this sale is being accomplished in reliance upon Section 4(1 1/2) of the Securities Act of 1933 as an exempt transaction in compliance with the aforementioned section and not in reliance upon Securities and Exchange Commission Regulation D, 17 C.F.R. Section 230.501 et seq., promulgated thereunder; and (iii) in reliance in the State of Florida on Section 517.061(3) of the Florida Statutes, thereby claiming that the offer, purchase and sale of the Capital Stock herein is an exempt transaction under the aforementioned Florida Statutes and Florida Administrative Code Rules promulgated thereunder.

(e) Maintenance of Net Capital and Financial Institution Deposits. Seller represents and warrants that he will continue to maintain in Company accounts all net capital balances and deposits required pursuant to any and all agreements between the Company and all persons and/or entities with which the Company transacts business and such balances and deposits will be present in appropriate Company accounts on and through the Closing Date.

(f) All representations and warranties of the Company as set forth in Section 2.02 of this Agreement are true and correct and are hereby guaranteed by Seller as if made personally by Seller.

2.03 Condition precedent to the obligations of the Buyer. All obligations of the Buyer under this Agreement are subject to the fulfillment, at the option of the Buyer, of the following on the Closing Date.

(a) Representations and Warranties. The representations and warranties of the Seller and Company herein contained shall be true on and as of the date of the Closing in all material respects with the same force and effect as though made on and as of said date.

(b) Performance of Obligations. Seller and the Company shall have performed all of their obligations and agreements under this Agreement and complied with all of the covenants and conditions contained in this Agreement on their part to be performed and all covenants, conditions, representations and warranties pertaining thereto have been fully performed and shall be true as of the Closing.

2.04 Conditions Precedent to Seller’s and Company’s Performance. All of the obligations of the Seller and Company under this Agreement shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a) Buyer shall have performed all of its obligations and agreements and complied with all of the covenants and conditions contained in this Agreement on the part of the Buyer to be performed; and

(b) the Buyer’s representations and warranties contained in this Agreement shall be true in all material respects at the time of Closing as though those representations and warranties were made at Closing.

2.05 Indemnity by Seller and Company.

(a) Indemnifiable Matters. Seller and the Company shall indemnify, defend and hold harmless the Buyer, and its respective officers, directors, shareholders, employees and agents (separately and collectively referred to as the “Indemnitee”), against and in respect of:

(i) all liabilities and other obligations of the Seller and the Company of any nature, whether accrued, absolute, contingent, or otherwise, existing at the Closing date, to the extent not disclosed in this Agreement or the Exhibits attached hereto, including, without limitation, all liabilities and other obligations arising out of negligent acts or omissions of the Seller and the Company or its agents, employees, directors, officers, representatives or contractors, and all liabilities and other obligations arising out of or based upon transactions entered into, prior to the Closing date, and all federal or state tax liabilities accrued, or measured by the Company’s income or sales, for any period prior to and including the Closing Date;

(ii) all liabilities and other obligations arising out of or based upon business transactions entered into or otherwise conducted on behalf of customers by Seller as an employee of the Company before the Closing date;

(iii) any claim, suit, obligation, liability, loss, damage, injury or expense, arising directly out of, connected with, related to, or resulting from any breach of any covenant, written representation, warranty or agreement made by Seller or the Company in this Agreement, except to the extent that Buyer’s conduct gives rise to the foregoing in connection with performance of those acts identified in the recitals herein;

(iv) all actions, suits, proceedings, demands, assessments, judgments, costs and expenses incident to any of the foregoing to include, without limitation, attorneys’ fees and costs for all arbitration proceedings, civil trials and appeals, whether incurred before, during or after arbitration, trial or appeal.

(b) Binding Effect. The indemnification provisions of this paragraph 2.05 shall inure to the benefit of the employees, agents, heirs, personal representatives, successors and assigns of the Buyer-Indemnitee and shall be binding upon the employees, agents, heirs, successors, and assigns, if any, of the Seller and the Company.

ARTICLE THREE

BUYER’S WARRANTIES AND REPRESENTATIONS

3.01 Representations and Warranties of Buyer. The Buyer makes the following representations and warranties for the benefit of the Seller and the Company which the Buyer represents and warrants shall be true at Closing as if made that date, and which shall survive the Closing and the delivery of all instruments and documents contemplated herein and, at Closing, such representations and warranties will be so certified in form and substance satisfactory to the Company and the Company’s counsel:

(a) Authority. The Buyer has full power and authority to execute, deliver and perform this Agreement without the consent of any other person or entity.

(b) Review of Books and Records of the Company. Buyer represents to Seller that it has been given the opportunity to review all of the financial records of the Company. Buyer also has reviewed all corporate books and records and documents of the Company and is satisfied that all books and records are in good order and in a condition acceptable to Buyer.

(c) Buyer’s Issuance of Preferred Shares. The Buyer has full power and authority to issue and deliver the Preferred Shares as contemplated by this Agreement without the consent of any other person or entity.

ARTICLE FOUR

PRE-CLOSING COVENANTS

The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing (it being understood that the Seller shall be solely responsible for causing the Company to comply with its obligations under this Article 4):

4.01 Conditions Precedent. Each of the Parties shall act diligently and use commercially reasonable efforts to satisfy all conditions precedent to the Closing which are in whole or in part within their control, including, but not limited to, obtaining consents, waivers and approvals from, and making required filings and applications with any third party and governmental authorities.

4.02 Operation of Business. The Company shall not engage in any practice, take any action, or enter into any transaction outside the ordinary course of business.

4.03 Preservation of Business. The Company shall keep its business and properties substantially intact and in good operating condition. The Company shall preserve the goodwill of the Company and its relationships with lessors, licensors, suppliers, distributors, employees and others having business relations with the Company. The Seller shall use all reasonable efforts, consistent with past practices, to promote the Company’s business, to maintain the reputation associated with the Company’s business and shall not take or omit to take any action which causes, or which is likely to cause, any deterioration of the Company’s present business relationships with suppliers or others having business relationships with the Company.

4.04 Full Access. The Seller will cause the Company to permit representatives of Buyer to have full access at all reasonable times, and in a manner so as not to unduly interfere with the normal business operations of the Company, to all premises, properties, personnel, books, records (including Tax records), contracts, financial records, personnel, outside accountants and consultants, and documents of or pertaining to any of the Company. The Seller shall cause the Company’s personnel and outside accountants and consultants to assist the other Parties hereto in furtherance of the Closing and shall furnish to Buyer all information and documents reasonably requested by Buyer in furtherance of the Closing.

4.05 Preserve Accuracy of Representations and Warranties; Notice of Developments. Each of the Parties shall (and the Seller shall cause the Company to) refrain from taking any action that would render any of their respective representations or warranties contained in this Agreement inaccurate as of the Closing Date or thereafter. The Seller will give prompt written notice to Buyer of any breach of any of the Seller’s representations, warranties, covenants or agreements contained herein, or any occurrence that might make any such representation or warranty inaccurate as of the Closing Date or thereafter. No disclosure by any Party pursuant to this Section 4.05, however, shall be deemed to amend or supplement any Exhibit or to relieve any Party for any breach of any representation or warranty or violation of any agreement or covenant.

4.06 Exclusivity. Except for the transactions contemplated by this Agreement, unless and until this Agreement shall have been terminated, the Seller will not (and the Seller will not cause or permit the Company to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of the Company (including any acquisition structured as a merger, consolidation, or share exchange), (ii) participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing, or (iii) except as required by law, disclose any information not customarily disclosed to any person concerning the business and properties of the Company, afford to any person (other than Buyer or its designees) access to the properties, books or records of the Company or otherwise assist or encourage any person, in connection with any of the foregoing. The Seller will notify Buyer immediately if any person makes any proposal, offer, inquiry, or contract with respect to any of the foregoing.

4.07 Repayment of Debt. The Seller shall cause the repayment of any indebtedness of the Company and shall have secured the release of any security interest on any assets of the Company in respect of such indebtedness.

ARTICLE FIVE

OTHER AGREEMENTS

The Parties covenant and agree as follows:

5.01 General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefore under this Agreement). The Seller acknowledges and agrees that from and after the Closing, Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company.

5.02 Transition. The Seller shall (and shall cause the Company to) refrain from taking any action that is designed or intended or could readily be expected to have the effect of discouraging any licensor, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing. The Seller will refer all customer inquiries relating to the businesses of the Company to Buyer from and after the Closing.

5.03 Tax Matters. The Seller covenants and agrees not to take any action, or fail to take any action, with respect to taxes, that would have an adverse effect on the Company or Buyer on or after the Closing Date, including, without limitation, amending or otherwise supplementing any tax return or report of the Company with respect to any period prior to the Closing Date without the consent of Buyer.

(a) If any taxing authority conducts any audit or investigation relating to the Company prior to the Closing Date, the Seller shall allow Buyer to participate in, and keep Buyer informed of the status of such audit or investigation. The Seller shall pay all taxes that arise by virtue of the transfer of the Purchased Shares.

(b) The Seller will prepare and file, or cause to be prepared and filed, income tax returns of the Company with respect to any pre-closing period; provided, however, Buyer shall have the right to review and approve such tax returns.

ARTICLE SIX

TERMINATION

6.01 Termination of Agreement. The Parties may terminate this Agreement as provided below:

(a) Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

(b) Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (i) in the event the Seller or the Company has breached any representation, warranty, or covenant contained in this Agreement in any material respect, Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach; (ii) if the Closing shall not have occurred on or before September 30, 2005, with the effective date of October 1, 2005 (or such later date as may be mutually agreed to by the Parties) by reason of the failure of any condition precedent under Section 2.03 hereof (unless the failure results primarily from Buyer breaching any representation, warranty, or covenant contained in this Agreement); or (iii) if the Exhibits delivered by the Seller to Buyer are not in form and substance acceptable to Buyer in its sole and absolute discretion;

(c) The Seller may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (i) in the event Buyer has breached any representation, warranty or covenant contained in this Agreement in any material respect, the Seller has notified Buyer of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (ii) if the Closing shall not have occurred on or before September 30, 2005, with the effective date of October 1, 2005 (or such later dates may be mutually agreed to by the Parties) by reason of the failure of any condition precedent under Section 2.03 hereof (unless the failure results primarily from the Seller or the Company breaching any representation, warranty, or covenant contained in this Agreement); and

(d) This Agreement may be terminated by written notice at the election of either Buyer or Seller in the event that the Department refuses to approve the sale of the equity interest in the broker-dealer to Buyer.

6.02 Effect of Termination. If any Party terminates this Agreement pursuant to Section 6.01(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach). No termination of this Agreement shall relieve any party for its breach or violation of this Agreement.

ARTICLE SEVEN

MISCELLANEOUS

7.01 Notices. Any notice required or provided for in this Agreement to be given to any party shall be mailed certified mail, return receipt requested, or hand delivered, to the party at the address set forth in the preamble.

7.02 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties.

7.03 Florida Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

7.04 Construction. The articles, section headings, captions, or abbreviations are used for convenience only and shall not be resorted to for interpretation of this Agreement. Wherever the context so requires, the masculine shall refer to the feminine, the singular shall refer to the plural, and vice versa.

7.05 Fees. In the event that any party is required to engage the services of legal counsel to enforce its rights under this Agreement against any other party, regardless of whether such action results in litigation, the prevailing party shall be entitled to reasonable attorneys( fees and costs from the other party, which in the event of litigation shall include fees and costs incurred at trial and on appeal.

7.06 Entire Agreement. This Agreement contains the entire understanding among the parties and supersedes any prior written or oral agreement between them respecting the subject matter of this Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

7.07 Amendments. Any amendments to this Agreement shall be in writing signed by all parties.

7.08 Severability. In case any one or more provisions contained in this Agreement shall, for any reason, be held invalid illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

7.09 Assignment. This Agreement is assignable by Buyer without the prior written consent of Seller and Company.

7.10 Waiver. No consent or waiver, expressed or implied, by a party of any breach or default by any other party in the performance by that other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to any other breach or default in the performance by such other party of the same or any other obligations of such other party hereunder. Failure on the art of any party to complain of any act or failure to act of another party or to declare that other party in default, irrespective of how long such failure continues, shall not constitute a waiver of such party of its rights hereunder.

7.11 Counterparts. This agreement may be executed in multiple counterparts each of which shall be deemed an original for all purposes.

7.12 Arbitration. The parties hereby agree that any and all controversies or disputes arising from this Agreement, including but not limited to interpretation, construction and performance of same or regarding any matter whatsoever, shall be submitted to binding arbitration before the American Arbitration Association, under its Commercial Rules, in Palm Beach, Florida. Notwithstanding this Agreement, any court of competent jurisdiction in Palm Beach County, Florida shall have concurrent jurisdiction to enforce the provisions of this Agreement through the issuance of temporary or preliminary injunctive relief pending resolution of the merits of any such dispute before the American Arbitration Association.

7.13 Survival of Representations and Warranties. The representations and warranties set forth in this Agreement shall be continuing and shall survive the Closing Date.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as reflected below.

WITNESS:	RICHCORP, INC.

a Florida Corporation (“Company”)

__________________________

/s/ William D. Richardson

__________________________	William D. Richardson, President, CEO

WITNESS:

/s/ William D. Richardson
__________________________	William D. Richardson, an individual (“Seller”)

__________________________

WITNESS:	GEOTEC THERMAL GENERATORS, INC.
a Florida Corporation (“Buyer”)

__________________________

/s/ Bradley T. Ray
__________________________	Bradley T. Ray, Chairman, Chief Executive Officer

EXHIBIT A

SCHEDULE OF FINANCIAL STATEMENTS

See Attached December 31, 2004 Financial Statements of the Company

EXHIBIT B

REAL PROPERTY LEASE

Attached

EXHIBIT C

SCHEDULE OF INTELLECTUAL PROPERTY LICENSES

Attached

EXHIBIT D

SCHEDULE OF INTELLECTUAL PROPERTY REGISTRATIONS

NONE

EXHIBIT E

SCHEDULE OF ASSETS

SEE ATTACHED LIST OF ASSETS AND CLIENT’S FILES

EXHIBIT F

SCHEDULE OF CONTRACTS AND AGREEMENTS

EXHIBIT G

SCHEDULE OF BANK ACCOUNTS